UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

Enveric Biosciences, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K, dated January 11, 2021, and filed with the Securities and Exchange Commission on January 12, 2021 (the “Original 8-K”), solely (i) to amend the date of report of the Original 8-K to January 12, 2021, (ii) to amend the date of entry into each of the Purchase Agreement, the Registration Rights Agreement, and the Letter Agreement (each as defined in the Original 8-K) to January 12, 2021, and (iii) for the purpose of filing the legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of 2,221,358 shares of common stock, par value $0.01 per share, of the Company, or pre-funded warrants in lieu thereof, in the previously reported registered direct offering as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date:	January 13, 2021	By:	/s/ John Van Buiten
John Van Buiten
Chief Financial Officer